CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Fidelity Rutland Square Trust II of our reports dated July 15, 2026, relating to the financial statements and financial highlights of Strategic Advisers Alternatives Fund, Strategic Advisers Fidelity Emerging Markets Fund, Strategic Advisers Fidelity U.S. Total Stock Fund, Strategic Advisers Municipal Bond Fund, Strategic Advisers Short Duration Fund, and Strategic Advisers Tax-Sensitive Short Duration Fund; of our reports dated July 16, 2026, relating to the financial statements and financial highlights of Strategic Advisers Fidelity Alternatives Fund, Strategic Advisers Fidelity Core Income Fund, Strategic Advisers Fidelity Short Duration Fund, and Strategic Advisers U.S. Total Stock Fund, which appear in Fidelity Rutland Square Trust II’s Certified Shareholder Report on Form N-CSR for the period ended May 31, 2026. We also consent to the references to us under the headings “Independent Registered Public Accounting Firm” and “Financial Highlights” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

July 22, 2026